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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Pacer Technology:

We consent to incorporation by reference in the registration statement (No. 33-48090) on Form S-8 of Pacer Technology of our report dated September 3, 1999, relating to the consolidated statements of operations, shareholders' equity, and cash flows of Pacer Technology and subsidiaries for the year ended June 30, 1999, and all related schedules, which report appears in the June 30, 2001, annual report on Form 10-K of Pacer Technology.

KPMG LLP

/s/ KPMG LLP

Orange County, California
September 21, 2001